GILEAD SCIENCES ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 8% Year-Over-Year to $6.8 billion
Biktarvy Sales Increased 7% Year-Over-Year to $3.4 billion
Foster City, CA, May 7, 2026 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter 2026.
“Gilead teams have delivered another strong quarter with 8% year-over-year growth in our base business and 10% growth in HIV, supported by the successful launch of Yeztugo. We have raised our full year revenue guidance as a reflection of our performance," said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “Building on the strongest pipeline in Gilead’s history, we are adding potentially best-in-disease assets and platforms in oncology and inflammation from our acquisitions of Arcellx, Ouro Medicines and Tubulis. With up to four potential launches and five Phase 3 updates anticipated in 2026, Gilead is well-positioned for sustained growth in the near and long term.”
First Quarter 2026 Financial Results
•Total first quarter 2026 revenues increased 4% to $7.0 billion compared to the same period in 2025, primarily driven by higher sales of HIV products, Trodelvy® (sacituzumab govitecan-hziy), and Livdelzi® (seladelpar), partially offset by lower sales of Veklury® (remdesivir), as well as chronic hepatitis C virus (“HCV”) and Cell Therapy products.
•Diluted earnings per share (“EPS”) was $1.61 in the first quarter 2026 compared to $1.04 in the same period in 2025. The increase was primarily driven by net unrealized gains from equity securities compared to net unrealized losses in 2025 and higher product sales, as well as lower acquired in-process research and development (“IPR&D”) expenses. The increase was partially offset by higher income tax and selling, general and administrative (“SG&A”) expenses.
•Non-GAAP diluted EPS was $2.03 in the first quarter 2026 compared to $1.81 in the same period in 2025. The increase was primarily driven by higher product sales and lower acquired IPR&D expenses, partially offset by higher income tax and SG&A expenses.
•As of March 31, 2026, Gilead had $8.6 billion of cash, cash equivalents and marketable debt securities compared to $10.6 billion as of December 31, 2025. The decrease was primarily driven by $2.8 billion of debt repayments, $1.0 billion of dividend payments and $419 million of common stock repurchases, partially offset by $2.5 billion of operating cash flow.
First Quarter 2026 Product Sales
Total first quarter 2026 product sales increased 5% to $6.9 billion compared to the same period in 2025. Total first quarter 2026 product sales excluding Veklury increased 8% to $6.8 billion compared to the same period in 2025, primarily due to higher sales of HIV products, Trodelvy and Livdelzi, partially offset by lower sales of HCV and Cell Therapy products.
HIV product sales increased 10% to $5.0 billion in the first quarter 2026 compared to the same period in 2025, primarily driven by higher demand and average realized price, partially offset by unfavorable inventory dynamics.

May 7, 2026	2

•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 7% to $3.4 billion in the first quarter 2026 compared to the same period in 2025, primarily driven by higher demand and average realized price, partially offset by unfavorable inventory dynamics.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 38% to $807 million in the first quarter 2026 compared to the same period in 2025, primarily driven by higher average realized price and demand.
The Liver Disease portfolio sales increased 1% to $767 million in the first quarter 2026 compared to the same period in 2025, primarily reflecting higher demand for Livdelzi, partially offset by unfavorable inventory dynamics and lower sales for HCV products.
Veklury sales decreased 52% to $144 million in the first quarter 2026 compared to the same period in 2025, primarily driven by lower rates of COVID-19-related hospitalizations.
Cell Therapy product sales decreased 12% to $407 million in the first quarter 2026 compared to the same period in 2025, reflecting ongoing competitive headwinds.
•Yescarta® (axicabtagene ciloleucel) sales decreased 14% to $332 million in the first quarter 2026 compared to the same period in 2025, primarily driven by in- and out-of-class competition.
•Tecartus® (brexucabtagene autoleucel) sales decreased 4% to $75 million in the first quarter 2026 compared to the same period in 2025, primarily driven by in-class competition.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 37% to $402 million in the first quarter 2026 compared to the same period in 2025, primarily driven by higher demand, favorable inventory dynamics and higher average realized price.
First Quarter 2026 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 79.2% in the first quarter 2026 compared to 76.7% in the same period in 2025. Non-GAAP product gross margin was 87.5% in the first quarter 2026 compared to 85.5% in the same period in 2025. These increases are primarily due to the expiration of a royalty-related obligation and product mix.
•Research and development (“R&D”) expenses remained relatively flat at $1.4 billion in the first quarter 2026 compared to the same period in 2025, primarily due to lower oncology clinical study activity and lower restructuring costs being fully offset by higher investment in virology clinical manufacturing. Non-GAAP R&D expenses were $1.4 billion in the first quarter 2026 compared to $1.3 billion in the same period in 2025, primarily driven by higher investment in virology clinical manufacturing, partially offset by lower oncology clinical study activity.
•Acquired IPR&D expenses were $107 million in the first quarter 2026, primarily related to an $80 million upfront payment related to our collaboration with Suzhou Genhouse Bio Co., Ltd. (“Genhouse”).
•SG&A expenses were $1.5 billion in the first quarter 2026 compared to $1.3 billion in the same period in 2025, primarily driven by higher HIV promotional expenses and donations of equity securities made to the Gilead Foundation. Non-GAAP SG&A expenses were $1.4 billion in the first quarter 2026 compared to $1.2 billion in the same period in 2025, primarily due to higher HIV promotional expenses.
•The effective tax rate (“ETR”) was 21.7% in the first quarter 2026 compared to 20.2% in the same period in 2025. The non-GAAP ETR was 18.3% in the first quarter 2026 compared to 16.3% in the same period in 2025. These increases are primarily driven by a prior year state tax benefit that did not recur.

May 7, 2026	3

Guidance and Outlook
For the full year 2026, Gilead now expects:

(in millions, except per share amounts)	May 7, 2026 Guidance		Comparison to February 10, 2026 Guidance
	Low End	High End
Product sales	$30,000	$30,400	Previously $29,600 to $30,000
Product sales excluding Veklury	$29,400	$29,800	Previously $29,000 to $29,400
Veklury	$600	$600	Unchanged
Diluted (loss) earnings per share	$(3.25)	$(2.85)	Previously $6.75 to $7.15
Non-GAAP diluted (loss) earnings per share	$(1.05)	$(0.65)	Previously $8.45 to $8.85
As compared to our February guidance, our updated full year 2026 GAAP and non-GAAP diluted earnings per share guidance was reduced by approximately $9.50 due to the anticipated acquired IPR&D charges of $11.5 billion as well as financing costs related to the Arcellx, Inc. (“Arcellx”), Ouro Medicines, LLC (“Ouro”), and Tubulis GmbH (“Tubulis”) transactions discussed further below.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2026 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Announced U.S. Food and Drug Administration (“FDA”) accepted New Drug Application for bictegravir and lenacapavir (“BIC/LEN”) for virologically suppressed people with HIV under priority review, with a Prescription Drug User Fee Act (“PDUFA”) target action date of August 27, 2026.
•Presented late-breaking Phase 3 results from the ARTISTRY-1 and ARTISTRY-2 trials at the 2026 Conference on Retroviruses and Opportunistic Infections (CROI), evaluating the investigational daily oral single-tablet regimen of BIC/LEN for virologically suppressed people with HIV. BIC/LEN maintained high levels of virologic suppression, demonstrating comparable efficacy to complex regimens and to Biktarvy at Week 48 in people with HIV who switched antiretroviral therapy. These data support global regulatory filings.
•Announced a $12 million investment to the Community Health Worker Comprehensive HIV Prevention Initiative program to expand HIV prevention initiatives across 14 U.S. states and the District of Columbia.
•Announced a new investment from the U.S. State Department, the U.S. President’s Emergency Plan for AIDS Relief (“PEPFAR”) and The Global Fund to deliver lenacapavir for HIV prevention to an additional 1 million people, bringing the total commitment up to 3 million people in countries supported by both PEPFAR and the Global Fund.
Oncology
•Completed the acquisition of Arcellx for $115 per share, or an implied equity value of $7.8 billion, and one contingent value right of $5 per share. This acquisition builds on an existing collaboration agreement with Arcellx for the development of anitocabtagene autoleucel (“anito-cel”) in relapsed or refractory (“R/R”) multiple myeloma (“MM”), and also adds Arcellx’s D-Domain BCMA binder that has the potential to strengthen Gilead’s portfolio in oncology and inflammation.
•Announced that the Biologics License Application for anito-cel in 4L+ R/R MM has been accepted by FDA, with a PDUFA target action date of December 23, 2026.

May 7, 2026	4

•Announced a definitive agreement to acquire Tubulis, a private clinical-stage biotechnology company developing next-generation antibody-drug conjugates (“ADC”), including lead asset TUB-040, a NaPi2b-directed topoisomerase-I inhibitor ADC currently in Phase 1b/2 development for platinum-resistant ovarian cancer and non-small cell lung cancer. Closing of the transaction is subject to expiration or termination of certain regulatory filings and other customary conditions.
•Received FDA full approval for Tecartus in adult patients with R/R mantle cell lymphoma, following an accelerated approval in this setting in July 2020. Tecartus’ label now includes efficacy, safety and pharmacokinetic data from Cohort 3 of the ZUMA-2 study in patients who are R/R after one or more lines of therapy and who are Bruton tyrosine kinase inhibitor-naïve.
Inflammation
•Announced a definitive agreement to acquire Ouro, a private clinical-stage biotechnology company developing T cell engager (“TCE”) therapies for autoimmune diseases. This acquisition adds Ouro’s lead asset, OM336 (gamgertamig), a BCMAxCD3 TCE, to Gilead’s portfolio. Closing of the transaction is subject to expiration or termination of certain regulatory filings and other customary conditions. Gilead has entered into a framework agreement with Galapagos NV (“Galapagos”) in relation to this acquisition, which includes equally splitting the $1.675 billion upfront payment and up to $500 million in milestone payments, among other terms.
Corporate
•The Board declared a quarterly dividend of $0.82 per share of common stock for the second quarter of 2026. The dividend is payable on June 29, 2026, to stockholders of record at the close of business on June 15, 2026. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities, the related tax charges or benefits associated with such exclusions and other discrete tax charges or benefits not representative of underlying trends such as changes in tax laws, transfers of intangible assets between certain legal entities, and effects of legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.

May 7, 2026	5

About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2026 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues, the impact from Medicare Part D pricing reform in the Inflation Reduction Act, the expiration of subsidies related to the Affordable Care Act, our most-favored-nation pricing agreement with the U.S. government, changes in U.S. regulatory or legislative policies, and changes in U.S. trade policies, including tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology, inflammation and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcellx, Galapagos, Genhouse, Ouro, PEPFAR, The Global Fund, and Tubulis; the possibility that various closing conditions for any proposed acquisitions, collaborations or licensing arrangements may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of any such transaction; the risk that Gilead’s U.S. manufacturing and R&D investment may not achieve their intended benefits; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Tecartus, bictegravir, and lenacapavir, (such as ARTISTRY-1, ARTISTRY-2, and ZUMA-2), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to resolve the issues cited by the FDA in pending clinical holds to the satisfaction of the FDA and the risk that FDA may not remove such clinical holds, in whole or in part, in a timely manner or at all; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority, including those involving BIC/LEN and anito-cel; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Tecartus; Gilead’s ability to effectively manage the access strategy relating to lenacapavir for HIV PrEP, subject to necessary regulatory approvals; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2026 are not necessarily indicative of operating results for any future periods.

May 7, 2026	6

Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITE®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA®, YEZTUGO®/YEYTUO® and ZYDELIG®. Other trademarks and trade names are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

May 7, 2026	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2026	2025
Revenues:
Product sales	$6,946	$6,613
Royalty, contract and other revenues	14	54
Total revenues	6,960	6,667
Costs and expenses:
Cost of goods sold	1,445	1,540
Research and development expenses	1,372	1,379
Acquired in-process research and development expenses	107	253
Selling, general and administrative expenses	1,451	1,258
Total costs and expenses	4,374	4,430
Operating income	2,586	2,237
Interest expense	240	260
Other (income) expense, net	(235)	328
Income before income taxes	2,580	1,649
Income tax expense	559	334
Net income	$2,021	$1,315

Basic earnings per share	$1.63	$1.06
Diluted earnings per share	$1.61	$1.04

Shares used in basic earnings per share calculation	1,242	1,246
Shares used in diluted earnings per share calculation	1,254	1,259

Supplemental Information:
Cash dividends declared per share	$0.82	$0.79
Product gross margin	79.2%	76.7%
Research and development expenses as a % of revenues	19.7%	20.7%
Selling, general and administrative expenses as a % of revenues	20.9%	18.9%
Operating margin	37.2%	33.6%
Effective tax rate	21.7%	20.2%

May 7, 2026	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2026	2025	Change
Product sales:
HIV	$5,030	$4,587	10%
Liver Disease	767	758	1%
Oncology	810	757	7%
Other	196	209	(6)%
Total product sales excluding Veklury	6,802	6,311	8%
Veklury	144	302	(52)%
Total product sales	6,946	6,613	5%
Royalty, contract and other revenues	14	54	(75)%
Total revenues	$6,960	$6,667	4%

May 7, 2026	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2026	2025	Change
Non-GAAP:
Cost of goods sold	$869	$961	(10)%
Research and development expenses	$1,355	$1,338	1%
Acquired IPR&D expenses	$107	$253	(58)%
Selling, general and administrative expenses	$1,363	$1,222	12%
Other (income) expense, net	$(92)	$(98)	(6)%
Diluted earnings per share	$2.03	$1.81	12%
Shares used in non-GAAP diluted earnings per share calculation	1,254	1,259	—%

Product gross margin	87.5%	85.5%	202 bps
Research and development expenses as a % of revenues	19.5%	20.1%	-61 bps
Selling, general and administrative expenses as a % of revenues	19.6%	18.3%	126 bps
Operating margin	46.9%	43.4%	356 bps
Effective tax rate	18.3%	16.3%	195 bps
________________________________
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.

May 7, 2026	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2026	2025
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,445	$1,540
Acquisition-related – amortization(1)	(576)	(579)
Restructuring	(1)	—
Non-GAAP cost of goods sold	$869	$961

Product gross margin reconciliation:
GAAP product gross margin	79.2%	76.7%
Acquisition-related – amortization(1)	8.3%	8.8%
Restructuring	—%	—%
Non-GAAP product gross margin	87.5%	85.5%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,372	$1,379
Acquisition-related – other costs(2)	(3)	(2)
Restructuring	(14)	(38)
Non-GAAP research and development expenses	$1,355	$1,338

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,451	$1,258
Restructuring	(25)	(36)
Other(3)	(63)	—
Non-GAAP selling, general and administrative expenses	$1,363	$1,222

Operating income reconciliation:
GAAP operating income	$2,586	$2,237
Acquisition-related – amortization(1)	576	579
Acquisition-related – other costs(2)	3	2
Restructuring	40	74
Other(3)	63	—
Non-GAAP operating income	$3,267	$2,893

Operating margin reconciliation:
GAAP operating margin	37.2%	33.6%
Acquisition-related – amortization(1)	8.3%	8.7%
Acquisition-related – other costs(2)	—%	—%
Restructuring	0.6%	1.1%
Other(3)	0.9%	—%
Non-GAAP operating margin	46.9%	43.4%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$(235)	$328
Gain (loss) from equity securities, net	142	(426)
Non-GAAP other (income) expense, net	$(92)	$(98)

Income before income taxes reconciliation:
GAAP income before income taxes	$2,580	$1,649
Acquisition-related – amortization(1)	576	579
Acquisition-related – other costs(2)	3	2
Restructuring	40	74
(Gain) loss from equity securities, net	(142)	426
Other(3)	63	—
Non-GAAP income before income taxes	$3,119	$2,731

May 7, 2026	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2026	2025
Income tax expense reconciliation:
GAAP income tax expense	$559	$334
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	118	120
Acquisition-related – other costs(2)	—	—
Restructuring	6	14
(Gain) loss from equity securities, net	(66)	20
Discrete and related tax charges(4)	(46)	(42)
Non-GAAP income tax expense	$570	$446

Effective tax rate reconciliation:
GAAP effective tax rate	21.7%	20.2%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	(3.4)%	(3.9)%
Non-GAAP effective tax rate	18.3%	16.3%

Net income reconciliation:
GAAP net income	$2,021	$1,315
Acquisition-related – amortization(1)	458	459
Acquisition-related – other costs(2)	3	2
Restructuring	34	61
(Gain) loss from equity securities, net	(77)	406
Discrete and related tax charges(4)	46	42
Other(3)	63	—
Non-GAAP net (loss) income	$2,549	$2,285

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.61	$1.04
Acquisition-related – amortization(1)	0.37	0.36
Acquisition-related – other costs(2)	—	—
Restructuring	0.03	0.05
(Gain) loss from equity securities, net	(0.06)	0.32
Discrete and related tax charges(4)	0.04	0.03
Other(3)	0.05	—
Non-GAAP diluted earnings per share	$2.03	$1.81

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$576	$579
Research and development expenses adjustments	17	40
Selling, general and administrative expenses adjustments	88	36
Total non-GAAP adjustments to costs and expenses	681	656
Other (income) expense, net, adjustments	(142)	426
Total non-GAAP adjustments before income taxes	539	1,082
Income tax effect of non-GAAP adjustments above	(58)	(154)
Discrete and related tax charges(4)	46	42
Total non-GAAP adjustments to net income	$528	$970
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Adjustments include donations of equity securities to the Gilead Foundation, a California nonprofit organization, during the first quarter of 2026.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

May 7, 2026	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2026 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 10, 2026	Updated May 7, 2026
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	~ 79.0%	~ 79.0%
Acquisition-related expenses	~ 8.0%	~ 8.0%
Non-GAAP projected product gross margin	~ 87.0%	~ 87.0%

Projected operating income (loss) GAAP to non-GAAP reconciliation:
GAAP projected operating income (loss)	$11,400 - $11,900	$(1,000) - $(500)
Acquisition-related, restructuring and other expenses	~ 2,400	~ 3,400
Non-GAAP projected operating income	$13,800 - $14,300	$2,400 - $2,900

Projected effective tax rate GAAP to non-GAAP reconciliation:(2)
GAAP projected effective tax rate	~ 21%	~ (150%) - (220%)
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 1%)	NM
Non-GAAP projected effective tax rate	~ 20%	~ 190% - 140%

Projected diluted earnings (loss) per share GAAP to non-GAAP reconciliation:
GAAP projected diluted earnings (loss) per share	$6.75 - $7.15	$(3.25) - $(2.85)
Acquisition-related, restructuring and other expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.70	~ $2.20
Non-GAAP projected diluted earnings (loss) per share	$8.45 - $8.85	$(1.05) - $(0.65)
________________________________
NM - Not Meaningful
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with transfers of intangible assets from a foreign subsidiary to Ireland and the United States.
(2)    The GAAP and non-GAAP projected effective tax rates for the May 7, 2026 guidance update include the impact of forecasted Acquired IPR&D expenses related to the acquisitions of Arcellx, Ouro and Tubulis, which are not deductible for tax purposes. Without these Acquired IPR&D expenses, the GAAP and non-GAAP projected effective tax rate for FY26 would be ~22% and ~20%, respectively.

May 7, 2026	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2026	2025
Assets
Cash, cash equivalents and marketable debt securities	$8,625	$10,605
Accounts receivable, net	4,741	4,913
Inventories(1)	4,339	4,368
Property, plant and equipment, net	5,638	5,606
Intangible assets, net	16,382	16,978
Goodwill	8,314	8,314
Other assets	8,239	8,239
Total assets	$56,278	$59,023
Liabilities and Stockholders’ Equity
Current liabilities	$9,476	$11,813
Long-term liabilities	23,371	24,592
Stockholders’ equity(2)	23,431	22,618
Total liabilities and stockholders’ equity	$56,278	$59,023
________________________________
(1)    Includes current and long-term inventories, which are disclosed separately in the notes to our financial statements in Form 10-K and Form 10-Q.
(2)    As of March 31, 2026 and December 31, 2025, there were 1,242 and 1,241 shares of common stock issued and outstanding, respectively.

May 7, 2026	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2026	2025
Net cash provided by operating activities	$2,544	$1,757
Net cash provided by (used in) investing activities	1,770	(415)
Net cash used in financing activities	(4,239)	(3,426)
Effect of exchange rate changes on cash and cash equivalents	(11)	19
Net change in cash and cash equivalents	65	(2,065)
Cash and cash equivalents at beginning of period	7,564	9,991
Cash and cash equivalents at end of period	$7,628	$7,926

	Three Months Ended
	March 31,
(in millions)	2026	2025
Net cash provided by operating activities	$2,544	$1,757
Purchases of property, plant and equipment	(117)	(104)
Free cash flow(1)	$2,427	$1,653
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

May 7, 2026	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

		Three Months Ended
		March 31,
(in millions)		2026	2025
HIV
Biktarvy	U.S.	$2,573	$2,474
	Europe	437	375
	Rest of World	352	301
		3,361	3,150

Descovy	U.S.	761	538
	Europe	23	21
	Rest of World	23	27
		807	586

Genvoya	U.S.	215	305
	Europe	33	40
	Rest of World	16	19
		264	364

Odefsey	U.S.	153	215
	Europe	59	57
	Rest of World	9	10
		221	281

Symtuza - Revenue share(1)	U.S.	107	82
	Europe	28	29
	Rest of World	3	3
		138	114

Yeztugo	U.S.	158	—
	Europe	—	—
	Rest of World	7	—
		166	—

Other HIV(2)	U.S.	36	50
	Europe	27	31
	Rest of World	9	10
		73	91

Total HIV	U.S.	4,004	3,664
	Europe	607	553
	Rest of World	419	370
		5,030	4,587

May 7, 2026	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

		Three Months Ended
		March 31,
(in millions)		2026	2025
Liver Disease
Livdelzi	U.S.	115	40
	Europe	18	—
	Rest of World	—	—
		133	40

Sofosbuvir / Velpatasvir(3)	U.S.	141	166
	Europe	60	80
	Rest of World	82	99
		283	346

Vemlidy	U.S.	91	100
	Europe	13	12
	Rest of World	132	140
		237	252

Other Liver Disease(4)	U.S.	15	28
	Europe	78	76
	Rest of World	21	17
		114	121

Total Liver Disease	U.S.	362	335
	Europe	170	168
	Rest of World	235	256
		767	758

Veklury
Veklury	U.S.	112	199
	Europe	14	22
	Rest of World	18	82
		144	302

Oncology
Cell Therapy
Tecartus	U.S.	30	40
	Europe	37	31
	Rest of World	8	8
		75	78

Yescarta	U.S.	120	160
	Europe	146	149
	Rest of World	67	77
		332	386

Total Cell Therapy	U.S.	150	200
	Europe	183	180
	Rest of World	74	84
		407	464
Trodelvy
Trodelvy	U.S.	253	181
	Europe	95	75
	Rest of World	54	37
		402	293

Total Oncology	U.S.	403	381
	Europe	278	255
	Rest of World	129	121
		810	757

May 7, 2026	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

		Three Months Ended
		March 31,
(in millions)		2026	2025
Other
AmBisome	U.S.	7	5
	Europe	59	67
	Rest of World	72	66
		138	139

Other(5)	U.S.	39	47
	Europe	8	9
	Rest of World	11	14
		58	70

Total Other	U.S.	46	52
	Europe	67	76
	Rest of World	83	81
		196	209

Total product sales	U.S.	4,926	4,631
	Europe	1,137	1,073
	Rest of World	883	909
		$6,946	$6,613

________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Stribild, Sunlenca, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.